UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

QUINCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 273
South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QNCX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Quince Therapeutics, Inc. (the “Company”) is planning to hold a special meeting of stockholders (the “Special Meeting”), at which stockholders will be asked to approve, among other things, (i) the issuance of shares of the Company’s common stock, par value $0.001 per share (the “common stock”), upon conversion of the Company’s Series C Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”) and exercise of warrants to purchase shares of Series C Preferred Stock (the “Warrants”) and options to purchase shares of common stock, which (a) will represent more than 20% of the shares of common stock outstanding pursuant to Nasdaq Listing Rule 5635(a) and (b) may, together with certain changes to management and the Company’s Board of Directors, result in the change of control of the Company pursuant to Nasdaq Listing Rule 5635(b), and (ii) the issuance of shares of our common stock, upon conversion of the Series C Preferred Stock and upon the exercise of Warrants issued in the Company’s private placement in May 2026 pursuant to Nasdaq Listing Rule 5635(d). In connection with the Special Meeting, the Company is filing unaudited pro forma condensed consolidated financial information of the Company as of June 30, 2026, presenting the historical consolidated financial position of the Company as of June 30, 2026, adjusted to give effect to the conversion of the shares of Series C Preferred Stock into shares of common stock.

The unaudited pro forma condensed consolidated financial information, including the notes thereto, should be read in conjunction with the financial statements of the Company and the Company’s management’s discussion and analysis of financial condition and results of operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2026. Such unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and may not be an indication of the Company’s financial condition following the conversion of the Series C Preferred Stock for several reasons. The unaudited pro forma condensed consolidated financial information has been derived from the historical unaudited financial statements of the Company for the quarter ended June 30, 2026, and certain adjustments and assumptions have been made regarding the Company after giving effect to the conversion of the Series C Preferred Stock. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma condensed consolidated financial information does not reflect all costs that are expected to be incurred by the Company in connection with the conversion of the Series C Preferred Stock. As a result, the actual financial condition of the Company following the conversion of the Series C Preferred Stock may not be consistent with, or evident from, the unaudited pro forma condensed consolidated financial information. The assumptions used in preparing the unaudited pro forma condensed consolidated financial information may not prove to be accurate, and other factors may affect the Company’s financial condition following the conversion of the Series C Preferred Stock. For more information, please see Exhibit 99.1 attached hereto and incorporated herein by reference.

For more information regarding the Special Meeting, please refer to the Company’s Preliminary Proxy Statement, filed with the SEC on July 31, 2026.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Quince Therapeutics, Inc., and Subsidiaries for the quarter ended June 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quince Therapeutics, Inc.

	By:	/s/ Dirk Thye
Date: August 17, 2026	Name:	Dirk Thye
	Title:	Chief Executive Officer